Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL BECAUSE IT WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3

TO

LICENSE AGREEMENT

THIS AMENDMENT NO. 3 TO THE LICENSE AGREEMENT (the “Amendment No. 3”) is effective as of April 7, 2023, and is entered into by and between ABG-SI LLC (“Licensor”), GSP Nutrition, Inc. (“Licensee”), and Smart for Life, Inc., a Delaware corporation (the “Company”), concerning that certain License Agreement dated as of January 1, 2020 (the “Original Agreement”) and amended by Amendment No. 1 to License Agreement, dated as of June 1, 2020 (“Amendment No. 1”) and as amended by Amendment No. 2 to License Agreement, dated as of August 1, 2021 (“Amendment No. 2” and, collectively with the Original Agreement and Amendment No 1, the “Agreement”).

WHEREAS, On November 29, 2021, the Company entered into a contribution and exchange agreement with Licensee to acquire all of the issued and outstanding capital stock of Licensee in exchange for shares of common stock of the Company (the “Transaction”), which was completed on December 6, 2021 and following the Transaction, the Licensee became a subsidiary of the Company.

WHEREAS, Licensor and Licensee acknowledge and agree that, as of the date hereof, Licensee is obligated to make a past due payment to Licensor under the Agreement in the amount of $[***], which payment obligation will increase to $[***] on April 1, 2023, representing GMR payments due for [***].

In consideration of the mutual covenants and agreements hereinafter contained on the part of each of the parties hereto to be kept, observed and performed, and for such other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.	Defined Terms. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement. For the avoidance of doubt, from and after the date hereof, references to the Agreement in both the Agreement and this Amendment No. 3 shall refer to the Agreement as modified by the terms of this Amendment No. 3.

2.	GMR Payments.

(a)	Licensor and Licensee hereby acknowledge and agree that, as of the date hereof, Licensee is obligated to make a past due payment to Licensor under the Agreement in the amount of $[***], representing the GMR due for [***], and, on April 1, 2023, is obligated under the Agreement to make a payment to Licensor of $[***], representing the GMR due for [***], (together, the “[***] GMR Payments”). This Amendment No. 3 shall be deemed as Licensor’s and Licensee’s mutual agreement that (i) Licensee’s payment of the [***] GMR Payments to Licensor shall be made by the Company in accordance with Section 2(b) and Section 2(c) of this Amendment No. 3 below.

(b)	On the earlier of (i) the closing of the Company’s proposed financing, or (ii) April 15, 2023, time being of the essence, the Company shall pay to Licensor (A) a total cash payment in the amount of $[***], representing the [***] GMR Payments, and (B) an additional non-refundable, non-recoupable cash payment of $[***], in consideration for the terms described herein. For the avoidance of doubt, the payment set forth in (B) above shall not apply against any GMR, CMF, [***], Royalties, Minimum Net Sales or any other payment that may be required under the Agreement.

(c)	As further consideration for the terms described herein, promptly (and, in any event, no later than April 30, 2023) following the Company’s filing of its Annual Report on Form 10-K for the year ended 2022, the Company shall issue to Licensor 250,000 shares of its common stock, par value $0.0001 per share (the “Shares”), on customary instruments and/or other documents in form and substance reasonably satisfactory to Licensor. Licensor hereby acknowledges and agrees that the Shares are not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom.

(d)	Licensor and Licensee hereby acknowledge and agree that beginning with the third quarter of Contract Year 4 (2023) and continuing throughout the remainder of the Term thereafter, Licensee shall pay the respective GMR to Licensor in accordance with Section 15(a)(ii)(B) of the Commercial Terms of the Agreement.

3.	Notices to Licensor. From and after the date hereof Section 15(c) of the Standard Terms of the Agreement shall be deleted in its entirety and replaced with the following:

(c)	Licensor’s Addresses for Notices. All notices to Licensor shall be delivered to Licensor as follows:

(i)	If to Licensor for questions about submitting Approval requests: c/o Authentic Brands Group, LLC 1411 Broadway, 21st Floor New York, NY 10018 Attention: Approval Department Email: Facsimile Number:

(ii)	If to Licensor for questions about submitting Reports: c/o Authentic Brands Group, LLC 1411 Broadway, 21st Floor, New York, NY 10018 Attention: Finance Department Email: Facsimile Number:

(iii)	If to Licensor for any other reason: c/o Authentic Brands Group, LLC 1411 Broadway, 21st Floor New York, NY 10018 Attention: Legal Department Email: Facsimile Number:

4.	Miscellaneous.

(a)	Except as modified by this Amendment No. 3, all terms and conditions of the Agreement shall remain in full force and effect. For the avoidance of doubt, this Amendment No. 3 and the terms hereof and the information herein constitute Confidential Information under the Agreement.

(b)	This Amendment No. 3 may be signed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Facsimile, photographic and/or PDF copies of counterpart signature pages shall be deemed original counterpart pages for all purposes hereunder. Each of the parties agrees that an electronic signature evidencing a party’s execution of this Amendment No. 3 shall be effective as an original signature and may be used in lieu of the original for any purpose.

(c)	This Amendment No. 3 and the legal relations among the parties hereto shall be governed by, and construed in accordance with, the state laws of the State of New York (including, without limitation, witt1 respect to full faith and credit accorded to the United States federal laws, e.g., the United States Lanham Act), notwithstanding any conflict of law provisions to the contrary.

(d)	In the event one (1) or more of the provisions of this Amendment No. 3, should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment No. 3, and this Amendment No. 3, shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the date first set forth above.

AGREED AND ACCEPTED

“Licensor”		“Licensee”
ABG-SI LLC		GSP Nutrition, Inc.

By:	/s/ Jay Dubiner	By:	/s/ Alfonso J. Cervantes, Jr.
Print:	Jay Dubiner	Print:	Alfonso J. Cervantes, Jr.
Title:	Chief Legal Officer	Title:	Executive Chairman
Date:	04/07/2023	Date:	04/07/2023

“Company”
Smart for Life, Inc.

By:	/s/ Alfonso J. Cervantes, Jr.
Print:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman
Date:	04/07/2023

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